EXHIBIT 10.6

                             CONSULTING AGREEMENT

The Consulting Agreement is made and entered into as January 1, 1996 by and between GENERAL TEXTILES, a California corporation (the
Company) and JOEL MANDEL for himself and his successors
(Consultant).

W I T N E S S E T H:

   WHEREAS, the Company has agreed to retain the Consultant as providedin this Agreement; and

   WHEREAS, the Consultant agreed to render the consulting services herein provided and to be bound by the provisions set forth herein;

   NOW, THEREFORE, for and in consideration of the premises and intending to be legally bound, the parties agree as follows:

   1.   Engagement and Scope of Service.

   The Company hereby engages Consultant, and Consultant hereby accepts this engagement from the Company as a consultant to the Company to provide consulting services to the Company and agrees to perform the reasonable duties requested of him in such capacity in good faith and with reasonable diligence; such requested duties being those reasonable duties which are, from time to time, established and designated and communicated in writing to Consultant by the President of the Company, during the term of this Agreement.

   2.   Place of Engagement.

   The required duties of Consultant under this Agreement shall principally and primarily be performed by Consultant at 5214 North Braeswood, Houston, Texas, 77096, in Houston, Harris County, Texas, and incidentally and secondarily shall be performed by Consultant at such other placeor places to which the Company may, from time to time, reasonably request Consultant to travel in connection with the duties of Consultant under this Agreement.

   3.   Time to be Devoted to Business.

   The Company shall notify the Consultant of the Company s desire to have the Consultant render services under this Agreement, two business days in advance of the day such services are desired by the Company (subject to delay because of health, reasonable vacation or out of town travel of Consultant). Consultant shall give his reasonable efforts and endeavors to the discharge of his duties and responsibilities hereunder, at or reasonably near the time required by the Company.

   Consultant s expenditure of reasonable amounts of time for personal, outside business, charitable and professional activities shall not be deemed a breach of this Agreement provided that such activities do not materially interfere with the services required to be rendered by Consultant to the Company hereunder. The making of personal investments and the conduct of private business affairs shall not be prohibited hereunder.

   4.   Term of Engagement.

   The term of engagement of Consultant by the Company shall commence on the date hereof, and shall terminate on the fifth anniversary of such date unless sooner terminated in accordance with Section 6, below.

   5.   Compensation.

   The Company agrees to pay or cause to be paid to Consultant, for all of Consultant s services hereunder, and Consultant agrees to accept in full compensation therefore, the following:

        A. Base Compensation. Consultant s compensation shall be $125,000 for each of the first three years, $187,500 for the fourth and fifth year during the term hereof. Such base compensation shall be paid monthly in arrears. Payment shall be made to Consultant s counsel, Wynne &
Maney, 2730 Texas Commerce Tower, Houston, Texas 77002.

        B. Additional Compensation. As additional compensation for the services of Consultant, the Company shall deliver or cause to be delivered to Consultant 60,000 shares of the Series A 9 1/2% Cumulative
Convertible Preferred Stock of Family Bargain Corporation as described in Family Bargain s prospectus dated July 14, 1994, registered with the Securities Exchange Commission for resale to the public.

        C. Other Benefits. Consultant shall not be entitled to participate in the Company s health and medical or other benefit plans.

        D.   Miscellaneous Expenses.

  The Company shall promptly reimburse Consultant for all reasonable and necessary expenses incurred or paid by Consultant and approved in writing in advance by the Company upon delivery to the Company or proper evidence of such expenses.

   6.   Restrictive Covenants.

        A. Nonsolicitation. During the term of this Agreement, the Consultant agrees that he will not, either directly or indirectly, through any person, firm,association or corporation with which he is now or may hereafter become associated, solicit or contact for the purpose of soliciting any customers of the Company with respect to retail apparel business ( Industry ), if any such customers or other persons conduct Industry business in whole or in part within the States of Texas, New Mexico, Arizona, California, Nevada, Oregon or Washington and if the Consultant has had any contact for the purpose of soliciting Industry business with such customer while the Consultant was employed as an employee (prior to the term of this Agreement) by the Company.

        B. No-Hire. During the term of this Agreement, the Consultant agrees that he will not, either directly or indirectly, through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the engage or employment of the Company to accept employment with the Consultant or with such person, firm, association or corporation.

   7.   Termination of Engagement.

   This Agreement may be terminated only by mutual agreement of the Company and Consultant in writing.

   8.   Successors.

   In the event of Joel Mandel s death before termination of this agreement, Shirley Mandel will be his successor as Consultant, and, if she dies before termination of this agreement, she will be succeeded by Barry Mandel as Consultant, and, if he dies before termination of this agreement, he will be succeeded by Cindy Kaplan as Consultant, and, if she dies before termination of this agreement, she will be succeeded by Marlene Siegman as Consultant; provided, however, that any such succession shall be subject to receipt by the Company of the written agreement of the successor to perform the obligations of the Consultant hereunder and to be bound by the provisions of this Agreement.

   9.   General Provisions.

        A. Notices. Any notice or other communication given or made under or pursuant to this Agreement shall be in writing and may be delivered to the relevant party or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by telex or facsimile transmission (with follow-up notice sent immediately by registered or certified mail) addressed to such party at such party s address below or such other address as any party may hereafter designate for notice purposes. Any notice delivered by letter shall be deemed to have been given seventy-two hours after the mailing of such notice and if by personal delivery, telex or facsimile transmission, when respectively delivered or transmitted.

          B. Other Agreements. This Agreement constitutes the entire agreement of the parties hereto relative to the subject matter hereof, expressly superseding all prior understandings, commitments and agreements other than those expressly referred to in this Agreement, whether written or oral, between the Company and Consultant, other than the Settlement Agreement, which shall remain in effect.

        C. Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the internal local laws of the State of New York and the United States.

        D. No Waiver. The failure of either party to insist in any one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment or any right granted hereunder or of the future performance of any such term, covenant or condition, and the obligations of either party with respect thereto shall continue in full force and effect.

       E. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        F. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders; the singular shall include the plural and vice versa. Titles of sections and paragraphs are for convenience only and neither limit nor amplify the provisions of this Agreement itself.

        G. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective heirs, executors, successors and assigns. Whenever in this instrument, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party.

        H. No Third Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective heirs, executors, successors and assigns, and such agreement and assumption shall not inure to the benefit of the obligee or any indebtedness or any other party whomsoever it being the intention of the undersigned that no one shall be deemed to be a third party beneficiary of this Agreement.

        I. Independent Contractor. The Consultant is retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement, and the Consultant s relation to the Company shall, during the term of this Agreement, by that of independent contractor and not that of an employee. In rendering his services hereunder, the Consultant shall not, without prior written consent of the Company, represent that he has the right or authority to bind the Company in any respect.

        J. Remedies. The parties agree that any remedy at law for any actual or threatened breach of this Agreement by either party would be inadequate and that the non-breaching party shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the prevailing party may be legally entitiled to recover together with reasonable expenses of litigation, including reasonable attorneys fees incurred by the prevailing party in connection therewith, as may be approved by such court, and the parties further agree to waive any requirements for the securing or posting of any bond in connection with the obtaining of such injunctive or equitable relief.

   This Agreement is executed in multiple counterparts, one copy of which is to be retained by each party hereto and each copy of the executed counterparts shall be deemed an original.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day andyear first set forth above.

                                COMPANY

                                GENERAL TEXTILES
                                a California Corporation

                                By: /s/ William W.  Mowbray
                                Name: William W.  Mowbray
                                Title: President and CEO

                                Address:       4000 Ruffin Road
                                               San Diego, CA 92123-1866

                                CONSULTANT

                                By: /s/ Joel Mandel

                                Address:  5214 North Braeswood
                                          Houston, TX 77096

                                With copy to:  Wynne & Maney
                                               2730 Texas Commerce Tower
                                               Houston, TX 77002

                 PARENT GUARANTY

                   The Company s performance under this Consulting Agreement is hereby guaranteed in all respects.


                                   FAMILY BARGAIN CORPORATION

                                   By: /s/ John A.  Selzer
                                   Name: John A.  Selzer
                                   Title: President and CEO

                                   Address:  315 East 62nd Street
                                             New York, NY 10021